UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 27, 2008

Averion International Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50095	20-4354185
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Turnpike Road, Southborough, Massachusetts	01772
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     508-597-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

FINANCING TRANSACTION

On June 27, 2008 (the “Debt Financing Closing Date”), we entered into the following agreements pursuant to which we sold Two Million Dollars ($2,000,000) of senior secured notes (the “Notes”) and issued an aggregate of nine million six hundred thousand (9,600,000) shares of our common stock (the “Shares”) (the “Debt Financing Transaction”) to ComVest Investment Partners II LLC, a Delaware limited liability company (“ComVest”), and Cumulus Investors, LLC, a Nevada limited liability company (“Cumulus” and together with ComVest, each a “Buyer” and collectively, the “Buyers”): (i) a Securities Purchase Agreement between us and the Buyers (the “Debt SPA”); (ii) Amendment No. 2 to Security Agreement between us and Hesperion US, Inc., a Maryland corporation and our wholly owned indirect subsidiary (“Hesperion US”), on the one hand, and Cumulus in its capacity as collateral agent for the benefit of the Buyers (the “Collateral Agent”), on the other hand (the “Amended Security Agreement”); (iii) Amendment No. 1 to Guaranty in favor of the Collateral Agent for the benefit of the Buyers which was executed by Hesperion US (the “Amended Guaranty”); and (iv) Amendment No. 2 to Securities Purchase Agreement and Waiver by and among us the Buyers and the Prior Buyers (as defined below) (the “Amended SPA”).

ComVest, which beneficially owned directly or through affiliates, approximately 50.73% of our outstanding common stock immediately prior to the Debt Financing Closing Date, purchased a Note in the principal amount of One Million Dollars ($1,000,000) and was issued four million eight hundred thousand (4,800,000) Shares in connection therewith.  After the Debt Financing Closing Date, ComVest, or its affiliates, beneficially own approximately 50.72% of our common stock.  Michael Falk, chairman of our board of directors (the “Board”) and Cecilio Rodriguez, one of our directors, are affiliates of ComVest.

Our Board previously determined that it would be in our best interests and the best interests of our stockholders to appoint a special committee of disinterested directors to consider and approve the Debt Financing Transaction.  Alastair McEwan, Robert Tucker and James Powers were appointed to the special committee of the Board (the “Special Committee”) with the power to approve the Debt Financing Transaction.  On May 22, 2008, at a meeting of the Special Committee, the Special Committee approved the Debt Financing Transaction.

Debt SPA

Pursuant to the Debt SPA, we are obligated to sell and the Buyers are obligated to buy Notes in the aggregate principal amount of Two Million Dollars ($2,000,000) and shares of our common stock in the aggregate amount of nine million six hundred thousand (9,600,000) Shares.

Pursuant to the Debt SPA, from the Debt Financing Closing Date until the date that no Notes or Prior Notes (as defined below) remain outstanding, Cumulus shall have the right to appoint one (1) person to attend and observe our Board meetings in an observer, non-voting capacity.  Such observation rights shall not be transferable to any third party or assignee.

In addition, pursuant to the Debt SPA, in the event that any Buyer’s Note is outstanding on the first (1st) anniversary of the Debt Financing Closing Date, we shall pay such Buyer a transaction fee in an amount equal to two percent (2%) of the purchase price of such outstanding Note.

Notes

We will pay interest on the Notes quarterly in arrears, beginning with the calendar quarter that commenced on April 1, 2008 as follows: (i) for the period commencing on the Debt Financing Closing Date and ending on October 31, 2008, three percent (3%) per annum; (ii) for the period commencing on November 1, 2008 and ending on October 31, 2009, ten percent (10%) per annum; and (iii) for the period commencing on November 1, 2009 and ending on October 31, 2010, fifteen percent (15%) per annum.  The entire unpaid principal balance of the Notes, plus all accrued interest thereon remaining unpaid, shall be due and payable by us to the Buyers on October 31, 2010.  In addition, we have agreed to certain financial covenants as set forth in the Notes.  If we breach any of the financial covenants set forth in the Notes, we will be required to make certain payments to the holders of the Notes.

The repayment of all outstanding principal and accrued interest under the Notes may be accelerated by the holders thereof upon any of the following events of default:  (i) default in payment of any principal amount due under the Notes; (ii) failure by us for ten (10) business days to comply with any other provision of the Notes in all material respects; (iii) initiation of a bankruptcy proceeding or related proceeding; (iv) an involuntary case or other proceeding is commenced directly against us or any of our subsidiaries seeking liquidation, reorganization or other relief; (v) breach of any covenant or other term or condition of any Debt Financing Transaction agreement, except, in the case of a breach of a covenant or other term that is curable, only if such breach continues for a period of at least ten (10) business days after written notice to us thereof; (vi) one or more judgments, non-interlocutory orders or decrees shall be entered by a U.S. state or federal or a foreign court or administrative agency of competent jurisdiction involving, in the aggregate, a liability (to the extent not covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of Two Hundred Fifty Thousand Dollars ($250,000) or more, and the same shall remain unsatisfied, unvacated, unbonded or unstayed pending appeal for a period of forty-five (45) days after the entry thereof; (vii) any lien created by any Debt Financing Transaction agreement shall at any time fail to constitute a valid and perfected first priority lien on all of the collateral purported to be secured thereby and the same is not cured within ten (10) business days of any such failure; (viii) there shall occur a change of control; or (ix) there occurs with respect to any issue or issues of indebtedness having an outstanding amount of Two Hundred Fifty Thousand Dollars ($250,000) or more in the aggregate, whether such indebtedness exists on the issue date or shall thereafter be created, an event of default that permits the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity.

Amendment No. 2 to Security Agreement

The Buyers, along with additional buyers (collectively, the “Prior Buyers”), previously purchased certain secured notes in an original aggregate principal amount of Twenty Six Million Dollars ($26,000,000) (the “Prior Notes”) and entered into that certain Security Agreement, dated October 31, 2007 (the “Security Agreement”), pursuant to which we, IT&E International, a California corporation and our former wholly owned subsidiary (“IT&E”), and Averion Inc., a Massachusetts corporation and our former wholly owned subsidiary (“Averion Inc.”, and together with IT&E, the “ Former Subsidiaries”), granted to the Collateral Agent, for the benefit of itself and the Buyers, a security interest in and lien upon all of our and our Former Subsidiaries’ assets as security for our performance of our obligations under the Notes.  Pursuant to the Amended Security Agreement, the Security Agreement was amended to: (i) include the Notes, as well as the Prior Notes, as being covered by the Security Agreement; and (ii) to reflect that the security interest in and lien that was granted as security for our performance of our obligations under the Prior Notes and the Notes now also includes a security interest in and lien upon all of Hesperion US’s assets as well as our assets and no longer includes a security interest in and lien upon our Former Subsidiaries’ assets which are now owned directly by us.

Amended Guaranty

The Former Subsidiaries previously entered into that certain Guaranty, dated October 31, 2007 (the “Guaranty”), pursuant to which the Former Subsidiaries agreed to guarantee the full and prompt payment and performance to the Prior Buyers and Collateral Agent when due, upon demand, at maturity or by reason of acceleration or otherwise, of any and all of our, or the Former Subsidiaries, obligations, under the transaction documents related to the Prior Notes.  Pursuant to the Amended Guaranty, the Guaranty was amended to: (i) include the Notes, as well as the Prior Notes, as being covered by the Guaranty; and (ii) to reflect that the guarantor under the Guaranty is now Hesperion US and no longer the Former Subsidiaries which have each been dissolved.

Amended SPA

The Buyers and Prior Buyers previously entered into that certain Securities Purchase Agreement with the Company dated October 31, 2007 (the “Prior SPA”), pursuant to which the Buyers and Prior Buyers purchased the Prior Notes.  In addition, pursuant to the Prior SPA, the Prior Buyers and the Buyers were given the right to participate in any future Company financing.  Pursuant to the Amended SPA: (i) the Prior Buyers agreed to waive any right to participate in the Debt Financing Transaction; and (ii) the Prior SPA was amended as follows: (a) the definitions of Permitted Liens and Indebtedness were modified to include those created or incurred by the Debt SPA; (b) the definition of Affiliate Transactions was amended to allow for the transactions contemplated by the Debt SPA; and (c) the definition of Subsidiary was revised to mean any person of which fifty percent (50%) or more of the outstanding voting securities or other equity interests are owned, directly or indirectly, by such person; provided, however that the change in definition of Subsidiary is not intended to, and does not, in any way effect the representations or warranties set forth in Section 3 of the Prior SPA which were made as of the date of the Prior SPA and the closing date of the Prior SPA.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 27, 2008, in connection with the Debt Financing Transaction, we issued Notes to the Buyers in the aggregate principal amount of Two Million Dollars ($2,000,000), which Notes are due and payable as set forth above under the sub-heading “Notes” under the heading “Debt Financing Transaction” in Item 1.01 above, which is incorporated herein by reference.

Item 3.02               Unregistered Sales of Equity Securities.

On June 27, 2008, in connection with the Debt Financing Transaction, we issued and sold nine million six thousand (9,600,000) Shares to the Buyers.

The offers and sales of these Shares were deemed to be exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as transactions by the registrant not involving a public offering.  The recipients of the Shares in each such transaction represented their intention to acquire the Shares for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to share certificates issued in such transactions.  All recipients had adequate access to information about us.

Item 3.03               Material Modification to Rights of Security Holders.

The rights of holders of our common stock were limited by the issuance of the Prior Notes on October 31, 2007 as set forth in the Current Report on Form 8-K filed on November 6, 2007.

Similarly, the rights of holders of our common stock have been limited by the issuance of the Notes on June 27, 2008.  The Notes, together with the Prior Notes, are secured by all of our assets and in the event of a liquidation event, repayment of the Notes and Prior Notes would come prior to any payment or distribution to holders of our common stock.  In addition, for so long as the Notes or Prior Notes are outstanding, we may not declare, set aside or pay any dividends, or make any other distributions, on our common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Averion International Corp.

By:	/s/ Dr. Markus Weissbach
Dr. Markus Weissbach
Chief Executive Officer

Dated:  July 2, 2008